Exhibit 99.1

Verisk Reports Fourth-Quarter and Full-Year 2025 Financial Results

Fourth Quarter Highlights
●	Revenue was $779 million, up 5.9%, and up 5.2% on an organic constant currency (OCC) basis, a non-GAAP measure.
●	Net income was $197 million, down 6.2% due to gains recognized in the prior year.
●	Adjusted EBITDA, a non-GAAP measure, was $437 million, up 9.8%, and up 6.2% on an OCC basis.
●	Diluted GAAP earnings per share was $1.42, down 1.4%.
●	Diluted adjusted EPS, a non-GAAP measure, was $1.82, up 13.0%.
●	Net cash provided by operating activities was $343 million, up 34.4% and free cash flow, a non-GAAP measure, was $276 million, up 38.0%.
●	We paid a cash dividend of 45 cents per share on December 31, 2025. Our Board of Directors approved a cash dividend of 50 cents per share payable on March 31, 2026, an increase of 11%.
●	Our Board approved an increase to the share repurchase authorization to $2.5 billion in total.

Full-Year 2025 Highlights
●	Revenue was $3,073 million, up 6.6%, and up 6.6% on an OCC basis.
●	Net income was $908 million, down 5.1% due to gains recognized in the prior year.
●	Adjusted EBITDA, a non-GAAP measure, was $1,727 million, up 9.6%, and up 8.5% on an OCC basis.
●	Diluted GAAP earnings per share was $6.48, down 2.7%.
●	Diluted adjusted EPS was $7.16, up 7.8%.
●	Net cash provided by operating activities was $1,436 million, up 25.5%, and free cash flow was $1,192 million, up 29.5%.

JERSEY CITY, N.J., February 18, 2026 — Verisk (Nasdaq: VRSK), a leading strategic data analytics and technology partner to the global insurance industry, today announced results for the fourth quarter and fiscal year ended December 31, 2025. The earnings release is available on the company’s Investor Relations website at investor.verisk.com.

Lee Shavel, President and CEO, Verisk:

"Verisk delivered a solid fourth quarter result, capping off another year of growth in line with our long-term financial targets. We enter 2026 with clear strategic momentum and are capitalizing on the substantial opportunity to support our clients' objectives in a rapidly evolving environment. With our industry expertise, client relationships and deep integrations and proprietary and unmatched data sets, we have deployed generative and agentic AI solutions that are being used by our clients, and we believe we are uniquely positioned to create value for the industry and shareholders alike as we deploy this evolving technology. We continue to have confidence in our ability to deliver results in line with our long-term growth targets for 2026 and beyond."

Elizabeth Mann, CFO, Verisk:

"In the fourth quarter, Verisk delivered solid results closing out another strong year with growth and profitability in line with our long-term growth targets. Despite some temporary factors that negatively impacted growth including a very low level of weather activity in the year, Verisk delivered OCC revenue growth of 6.6%, OCC adjusted EBITDA growth of 8.5% and strong free cash flow growth in 2025. I am excited to share that our board has approved an 11% increase in our dividend and an increase in our share repurchase authorization, which we expect to implement through a $1.5 billion accelerated share repurchase program in the near term, demonstrating our confidence in our economic model and our commitment to capital return."

Financial Highlights

Summary of Results (GAAP and Non-GAAP) from Continuing Operations
($ in millions, except per share amounts)
Note: Adjusted EBITDA, diluted adjusted EPS, and free cash flow are non-GAAP measures.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Revenues	$779	$736	5.9%	$3,073	$2,882	6.6%
Net income	197	210	(6.2)	908	958	(5.1)
Adjusted EBITDA	437	398	9.8	1,727	1,576	9.6
Diluted EPS attributable to Verisk	1.42	1.44	(1.4)	6.48	6.66	(2.7)
Diluted adjusted EPS	1.82	1.61	13.0	7.16	6.64	7.8
Effective tax rate	19.5%	26.0%	(6.5)	22.5%	22.6%	(0.1)
Net cash provided by operating activities	343	255	34.4	1,436	1,144	25.5
Free cash flow	276	200	38.0	1,192	920	29.5
Dividends per share	0.45	0.39	15.4%	1.80	1.56	15.4%

Revenue

($ in millions)

Note: OCC revenue growth is a non-GAAP measure. See “Non-GAAP Reconciliations” below for a reconciliation to the nearest GAAP measure.

*Beginning with the first quarter of 2025, an immaterial component of our Insurance segment was transferred from Claims to Underwriting in calculating the OCC change percentage. The transfer has no impact on the OCC growth rates for our Insurance segment.

	Three Months Ended
	December 31,		% Change
	2025	2024	Reported	OCC*
Underwriting	$556	$512	8.7%	7.2%
Claims	223	224	(0.7)	0.5
Insurance	$779	$736	5.9	5.2

	Twelve Months Ended
	December 31,		% Change
	2025	2024	Reported	OCC*
Underwriting	$2,180	$2,025	7.7%	7.0%
Claims	893	857	4.1	5.7
Insurance	$3,073	$2,882	6.6	6.6

●

Underwriting revenues increased 8.7% in the fourth quarter and 7.2% on an OCC basis. For the full year 2025, underwriting revenues increased 7.7% and 7.0% on an OCC basis. The increase in underwriting revenues was due to our forms, rules and loss cost services and catastrophe and risk solutions. Life solutions and specialty business solutions also contributed to the growth.

●

Claims revenues decreased 0.7% in the fourth quarter and increased 0.5% on an OCC basis, primarily due to a decrease in property estimating solutions, offset by growth in anti-fraud solutions. For the full year 2025, claims revenues increased 4.1% and 5.7% on an OCC basis, primarily due to growth in anti-fraud, property estimating and casualty solutions.

Net Income, Adjusted EBITDA and Adjusted EBITDA Margin

($ in millions)

Note: Adjusted EBITDA is a non-GAAP measure. Margin is calculated as a percentage of revenues. See “Non-GAAP Reconciliations” below for a reconciliation to the nearest GAAP measure.

●	Net income was $197 million, a decrease of 6.2% in the quarter. For the full year 2025, net income was $908 million, a decrease of 5.1%. The decrease in net income was attributable to net gains recognized in the prior year from the settlement of investments in non-public company as well as the amortization of deferred issuance costs and original issuance discounts and redemption premium accrual in the current year associated with the termination of the 2030 Senior Notes, 2036 Senior Notes, and Term Loan Facility, partially offset by a lower income tax provision.

	Three Months Ended
	December 31,		% Change		Margin
	2025	2024	Reported	OCC	2025	2024
Adjusted EBITDA	$437	$398	9.8%	6.2%	56.1%	54.1%

	Twelve Months Ended
	December 31,		% Change		Margin
	2025	2024	Reported	OCC	2025	2024
Adjusted EBITDA	$1,727	$1,576	9.6%	8.5%	56.2%	54.7%

●

Adjusted EBITDA increased 6.2% in the quarter on an OCC basis. For the full year 2025, adjusted EBITDA increased 8.5% on an OCC basis. The increase in adjusted EBITDA was primarily due to operating leverage on the revenue growth and cost discipline.

Diluted Earnings Per Share

Note: Adjusted earnings per share is a non-GAAP measure. See “Non-GAAP Reconciliations” below for a reconciliation to the nearest GAAP measure.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2025	2024	% Change	2025	2024	% Change
Diluted EPS attributable to Verisk	$1.42	$1.44	(1.4)%	$6.48	$6.66	(2.7)%
Diluted adjusted EPS	$1.82	$1.61	13.0%	$7.16	$6.64	7.8%

●

Diluted EPS attributable to Verisk decreased 1.4% in the quarter. For the full year 2025, diluted EPS attributable to Verisk decreased 2.7%. The decrease in net income was attributable to net gains recognized in the prior year from the settlement of investments in non-public company as well as the amortization of deferred issuance costs and original issuance discounts and redemption premium accrual in the current year associated with the termination of the 2030 Senior Notes, 2036 Senior Notes, and Term Loan Facility, partially offset by a lower income tax provision.

●

Diluted adjusted EPS increased 13.0% in the quarter. For the full year 2025, diluted adjusted EPS increased 7.8%, reflecting strong operational performance and a lower average share count, partially offset by increased net interest and depreciation expenses.

Cash Flow and Capital Return

($ in millions)

Note: Free cash flow is a non-GAAP measure. See “Non-GAAP Reconciliations” below for a reconciliation to the nearest GAAP measure.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2025	2024	% Change	2025	2024	% Change
Net cash provided by operating activities	$343.3	$255.4	34.4%	$1,436.0	$1,144.0	25.5%
Capital expenditures	(67.2)	(55.4)	21.3	(244.1)	(223.9)	9.0
Free cash flow	$276.1	$200.0	38.0	$1,191.9	$920.1	29.5

●

In the fourth quarter 2025, net cash provided by operating activities increased 34.4%, while free cash flow increased 38.0%. The increase in operating cash flow was due to an increase in operating profit, the timing of cash payments, and higher interest income earned on cash balances.

●	For the full year 2025, net cash provided by operating activities increased 25.5%, while free cash flow increased 29.5%. The increase in operating cash flow was due to an increase in operating profit, lower cash tax payments, and higher interest income earned on cash balances.

●	On December 31, 2025, we paid a cash dividend of 45 cents per share of common stock issued and outstanding to the holders of record as of December 15, 2025.
●	In fourth quarter 2025, we repurchased $223.8 million of our common stock through an enhanced open market repurchase program, and received 1,022,624 shares at an average price per share of $218.99. As of December 31, 2025, we had $967.5 million remaining under our prior share repurchase authorization.

Full Year 2026 Outlook

	Full Year 2026 Guidance
	($ in millions, except per share amounts)
	Low	High
Total revenue	$3,190	$3,240
Adjusted EBITDA	$1,790	$1,830
Adjusted EBITDA margin	56.0%	56.5%
Diluted adjusted EPS	$7.45	$7.75
Tax rate	23.0%	26.0%
Capital expenditures	$260	$280
Fixed asset depreciation & amortization	$270	$290
Intangible amortization	$60	$60
Interest expense	$190	$200
Dividend per share	$2.00	$2.00

Portfolio Actions

In December 2025, we delivered a notice to terminate our definitive agreement to acquire AccuLynx following the notification by the U.S. Federal Trade Commission that it had not completed its review of the transaction by December 26, 2025, the termination date set forth in the agreement.

During the fourth quarter, we sold Verisk Marketing Solutions (VMS), which was part of Verisk's underwriting subsegment. VMS contributed $68.0 million to our consolidated revenue in 2025.

Subsequent Events

On January 6, 2026, pursuant to the special mandatory redemption provision related to the termination of AccuLynx, we repaid the $1,500.0 million aggregate principal amount of the 2030 Senior Notes and 2036 Senior Notes.

On February 13, 2026, our Board of Directors approved a cash dividend of 50 cents per share of common stock issued and outstanding, payable on March 31, 2026, to holders of record as of March 13, 2026. Our Board of Directors also approved an increase to the share repurchase authorization to $2.5 billion in total, inclusive of the remaining authorization amount.

Conference Call

Our management team will host a live audio webcast to discuss the financial results and business highlights on Wednesday, February 18, 2026, at 8:30 a.m. EST (5:30 a.m. PST, 1:30 p.m. GMT). All interested parties are invited to listen to the live event via webcast on our investor website at http://investor.verisk.com. The discussion will also be available through dial-in number 800-715-9871 for U.S./Canada participants or 646-307-1963 for international participants.

A replay of the webcast will be available for 30 days on our investor website and through the conference call number 800-770-2030 for U.S./Canada participants or 647-362-9199 for international participants using Conference ID #9964974.

About Verisk

Verisk is a leading strategic data analytics and technology partner to the global insurance industry. It empowers clients to strengthen operating efficiency, improve underwriting and claims outcomes, combat fraud and make informed decisions about global risks, including climate change, catastrophic events, sustainability and political issues. Through advanced data analytics, software, scientific research and deep industry knowledge, Verisk helps build global resilience for individuals, communities and businesses. With teams across more than 20 countries, Verisk consistently earns certification by Great Place to Work and fosters an inclusive culture where all team members feel they belong.

Verisk is traded on the Nasdaq exchange and is a part of the S&P 500 Index and the Nasdaq-100 Index.

For more information, please visit www.verisk.com.

Contact:

Investor Relations
Stacey Brodbar
Head of Investor Relations
Verisk
201-469-4327
IR@verisk.com

Media

Alberto Canal

Verisk Public Relations

201-469-2618

Alberto.Canal@verisk.com

Forward-Looking Statements

This release contains forward-looking statements, including those related to our Full Year 2026 Outlook and financial guidance. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. This includes, but is not limited to, our expectation and ability to pay a cash dividend on our common stock in the future, subject to the determination by our Board of Directors and based on an evaluation of our earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in our quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise except as required by law.

Notes Regarding the Use of Non-GAAP Financial Measures

We have provided certain non-GAAP financial information as supplemental information regarding our operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. We believe that our presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. In addition, our management uses these measures for reviewing our financial results, for budgeting and planning purposes, and for evaluating the performance of senior management.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Expenses: EBITDA represents GAAP net income adjusted for (i) depreciation and amortization of fixed assets; (ii) amortization of intangible assets; (iii) interest expense, net; and (iv) provision for income taxes. Adjusted EBITDA represents EBITDA adjusted for acquisition-related adjustments (earn-outs), gain/loss from dispositions (which includes businesses held for sale), and nonrecurring gain/loss. Adjusted EBITDA expenses represent adjusted EBITDA net of revenues. We believe these measures are useful and meaningful because they help us allocate resources, make business decisions, allow for greater transparency regarding our operating performance, and facilitate period-to-period comparison.

Adjusted Net Income and Diluted Adjusted EPS: Adjusted net income represents GAAP net income adjusted for (i) amortization of intangible assets, net of tax; (ii) acquisition-related adjustments (earn-outs), net of tax; (iii) gain/loss from dispositions (which includes businesses held for sale), net of tax; and (iv) nonrecurring gain/loss, net of tax. Diluted adjusted EPS represents adjusted net income divided by weighted-average diluted shares. We believe these measures are useful and meaningful because they allow evaluation of the after-tax profitability of our results excluding the after-tax effect of acquisition-related costs and nonrecurring items.

Free Cash Flow: Free cash flow represents net cash provided by operating activities determined in accordance with GAAP minus payments for capital expenditures. We believe free cash flow is an important measure of the recurring cash generated by our operations that may be available to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.

Organic: Organic is defined as operating results excluding the effect of recent acquisitions and dispositions (which include businesses held for sale), and nonrecurring gain/loss associated with cost-based and equity-method investments that have occurred over the past year. An acquisition is included as organic at the beginning of the calendar quarter that occurs subsequent to the one-year anniversary of the acquisition date. Once an acquisition is included in its current-period organic base, its comparable prior-year-period operating results are also included to calculate organic growth. A disposition (which includes a business held for sale) is excluded from organic at the beginning of the calendar quarter in which the disposition occurs (or when a business meets the held-for-sale criteria under U.S. GAAP). Once a disposition is excluded from its current-period organic base, its comparable prior-year-period operating results are also excluded to calculate organic growth. We believe the organic presentation enables investors to assess the growth of the business without the impact of recent acquisitions for which there is no prior-year comparison and the impact of recent dispositions, for which results are removed from all prior periods presented to allow for comparability.

Organic Constant Currency (OCC) Growth Rate: Our operating results, such as, but not limited to, revenue and adjusted EBITDA, reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which we transact changes in value over time compared with the U.S. dollar. Accordingly, we present certain constant currency financial information to assess how we performed excluding the impact of foreign currency exchange rate fluctuations. We calculate constant currency by translating comparable prior-year-period results at the currency exchange rates used in the current period. We believe organic constant currency is a useful and meaningful measure to enhance investors’ understanding of the continuing operating performance of our business and to facilitate the comparison of period-to-period performance because it excludes the impact of foreign exchange rate movements, acquisitions, and dispositions.

See page 11 for a reconciliation of consolidated adjusted EBITDA and a results summary and a reconciliation of adjusted EBITDA. See page 11 for a reconciliation of adjusted EBITDA margin, a reconciliation of adjusted EBITDA expenses, and a reconciliation of diluted adjusted EPS. See page 13 for a reconciliation of net cash provided by operating activities to free cash flow.

We are not able to provide a reconciliation of Full Year 2026 Outlook for Adjusted EBITDA, Adjusted EBITDA margin, and Diluted Adjusted EPS to the most directly comparable expected GAAP results because of the unreasonable effort and high unpredictability of estimating certain items that are excluded from non-GAAP Adjusted EBITDA, Adjusted EBITDA margin, and Diluted Adjusted EPS, including, for example, tax consequences, acquisition-related costs, gain/loss from dispositions and other non-recurring expenses, the effect of which may be significant.

Attached Financial Statements

Please refer to our annual report on Form 10-K for the complete financial statements and related notes.

VERISK ANALYTICS, INC.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2025 and December 31, 2024

	2025	2024
	(in millions, except for share and per share data)
ASSETS:
Current assets:
Cash and cash equivalents	$2,178.2	$291.2
Accounts receivable, net	422.2	434.4
Prepaid expenses	86.4	72.8
Income taxes receivable	48.6	83.3
Other current assets	30.0	29.9
Total current assets	2,765.4	911.6
Noncurrent assets:
Fixed assets, net	582.8	605.9
Operating lease right-of-use assets, net	138.9	156.0
Intangible assets, net	346.6	392.4
Goodwill	1,878.2	1,726.6
Deferred income tax assets	36.6	34.3
Other noncurrent assets	447.0	437.9
Total assets	$6,195.5	$4,264.7

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$319.1	$249.8
Short-term debt and current portion of long-term debt	1,508.9	514.2
Deferred revenues	444.2	447.2
Operating lease liabilities	26.3	26.0
Income taxes payable	1.8	1.7
Total current liabilities	2,300.3	1,238.9
Noncurrent liabilities:
Long-term debt	3,228.3	2,546.9
Deferred income tax liabilities	193.4	191.6
Operating lease liabilities	136.9	158.7
Other noncurrent liabilities	26.8	23.6
Total liabilities	5,885.7	4,159.7
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued; 138,397,709 and 140,414,637 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	3,113.2	2,994.0
Treasury stock, at cost, 405,605,329 and 403,588,401 shares, respectively	(10,721.8)	(10,062.4)
Retained earnings	7,810.5	7,153.4
Accumulated other comprehensive income	107.0	15.0
Total Verisk stockholders' equity	309.0	100.1
Noncontrolling interests	0.8	4.9
Total stockholders’ equity	309.8	105.0
Total liabilities and stockholders’ equity	$6,195.5	$4,264.7

VERISK ANALYTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Twelve Months Ended December 31, 2025 and 2024

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(in millions, except for share and per share data)
Revenues	$778.8	$735.6	$3,072.7	$2,881.7
Operating expenses:
Cost of revenues (exclusive of items shown separately below)	235.7	230.5	925.5	901.1
Selling, general and administrative	132.2	100.3	458.2	408.7
Depreciation and amortization of fixed assets	61.8	59.1	259.2	233.6
Amortization of intangible assets	17.1	17.3	67.5	72.3
Loss on sale of assets, net	18.4	12.1	18.4	12.1
Total operating expenses	465.2	419.3	1,728.8	1,627.8
Operating income	313.6	316.3	1,343.9	1,253.9
Other income (expense):
Net (loss) gain on early extinguishment of debt	(15.0)	-	(15.0)	3.6
Investment income and others, net	3.2	(6.7)	13.3	95.7
Interest expense, net	(56.9)	(34.5)	(170.9)	(124.6)
Total other expense, net	(68.7)	(41.2)	(172.6)	(25.3)
Income from continuing operations before income taxes	244.9	275.1	1,171.3	1,228.6
Provision for income taxes	(47.7)	(71.6)	(263.0)	(277.9)
Income from continuing operations	197.2	203.5	908.3	950.7
Gain from discontinued operations, net of tax benefit of $0.0, $6.8, $0.0, and $6.8, respectively	-	6.8	-	6.8
Net income	197.2	210.3	908.3	957.5
Less: net loss attributable to noncontrolling interests	-	0.1	-	0.7
Net income attributable to Verisk	$197.2	$210.4	$908.3	$958.2
Basic net income per share attributable to Verisk:
Income from continuing operations	$1.42	$1.45	$6.50	$6.69
Income from discontinued operations	—	0.05	—	0.05
Basic net income per share attributable to Verisk:	$1.42	$1.50	$6.50	$6.74
Diluted net income per share attributable to Verisk:
Income from continuing operations	$1.42	$1.44	$6.48	$6.66
Income from discontinued operations	—	0.05	—	0.05
Diluted net income per share attributable to Verisk:	$1.42	$1.49	$6.48	$6.71
Weighted average shares outstanding:
Basic	139,046,214	140,836,396	139,667,160	142,154,655
Diluted	139,110,064	141,590,810	140,082,773	142,842,261

VERISK ANALYTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three and Twelve Months Ended December 31, 2025 and 2024

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(in millions)
Cash flows from operating activities:
Net income	$197.2	$210.3	$908.3	$957.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	61.8	59.1	259.2	233.6
Amortization of intangible assets	17.1	17.3	67.5	72.3
Amortization of debt issuance costs and original issue discount, net of original issue premium	20.8	0.4	23.1	2.6
Provision for doubtful accounts	3.7	2.1	17.6	13.3
Net loss (gain) on early extinguishment of debt	15.0	—	15.0	(3.6)
Loss on sale of assets, net	18.4	12.1	18.4	12.1
Impairment of cost-based investments	—	0.7	—	1.7
Stock-based compensation expense	12.4	10.7	54.2	47.9
Net gain upon settlement of investment in non-public companies	—	(2.3)	—	(100.6)
Impairment of long-lived assets	2.2	7.6	2.2	7.6
Deferred income taxes	30.7	5.3	41.3	(20.7)
(Gain) loss on the disposal of fixed assets, net	—	(1.2)	—	6.5
Gain on lease modification	—	—	—	(1.9)
Acquisition related liability adjustment	6.4	(1.1)	4.8	(1.1)
Other operating	(3.4)	—	(11.7)	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	5.3	3.6	(1.3)	(116.6)
Prepaid expenses and other assets	2.4	(13.7)	(2.9)	19.4
Operating lease right-of-use assets, net	5.9	5.6	23.9	28.8
Income taxes	(56.9)	(12.2)	(1.4)	1.6
Accounts payable and accrued liabilities	62.5	5.3	47.9	(60.8)
Deferred revenues	(54.8)	(49.1)	(2.0)	73.1
Operating lease liabilities	(7.7)	(8.3)	(28.1)	(35.0)
Other liabilities	4.3	3.2	—	6.3
Net cash provided by operating activities	343.3	255.4	1,436.0	1,144.0
Cash flows from investing activities:
Acquisitions and purchases of controlling interests, net of cash acquired of $0.0, $0.0, $4.9, and $1.8, respectively	—	—	(184.8)	(23.4)
Proceeds from sale of businesses	80.0	6.4	80.0	6.4
Investments in non-public companies, net	2.0	(0.6)	(6.5)	(1.0)
Proceeds received upon settlement of investment in non-public companies	—	1.2	—	113.3
Escrow (funding) release associated with acquisitions	—	—	(2.7)	3.8
Capital expenditures	(67.2)	(55.4)	(244.1)	(223.9)
Net cash provided by (used in) investing activities	14.8	(48.4)	(358.1)	(124.8)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(in millions)
Cash flows from financing activities:
Proceeds from the issuance of short-term debt	—	—	1,497.9	—
Proceeds from issuance of long-term debt, inclusive of original issue premium and net of original issue discount	—	—	698.3	590.2
Repayment of current portion of long-term debt	—	—	(500.0)	—
Payment of debt issuance costs	—	0.3	(25.4)	(5.3)
Payment on early extinguishment of debt	—	—	—	(396.4)
Repurchases of common stock	(223.8)	(255.0)	(624.0)	(1,005.0)
Treasury stock repurchased not yet settled	—	(45.0)	—	(45.0)
Payment of excise tax	—	(25.2)	(7.6)	(25.2)
Net share settlement of taxes from restricted stock and performance share awards	(0.7)	(1.9)	(26.7)	(14.9)
Proceeds from stock options exercised	5.6	14.2	56.9	124.8
Payment of contingent liability related to acquisition	—	—	—	(8.5)
Dividends paid	(62.5)	(54.7)	(251.1)	(221.3)
Other financing activities, net	(3.0)	(3.0)	(23.1)	(21.9)
Net cash (used in) provided by financing activities	(284.4)	(370.3)	795.2	(1,028.5)
Effect of exchange rate changes	(3.4)	(3.5)	13.9	(2.2)
Increase (decrease) in cash and cash equivalents	70.3	(166.8)	1,887.0	(11.5)
Cash and cash equivalents, beginning of period	2,107.9	458.0	291.2	302.7
Cash and cash equivalents, end of period	$2,178.2	$291.2	$2,178.2	$291.2
Supplemental disclosures:
Income taxes paid	$69.0	$69.3	$218.0	$287.7
Interest paid	$65.5	$68.6	$150.3	$131.6
Noncash investing and financing activities:
Deferred tax liability established on date of acquisitions	$—	$—	$2.5	$1.4
Net assets sold as part of the dispositions, net of cash sold	$90.5	$17.3	$90.5	$17.3
Finance lease additions, net of disposals	$1.3	$0.4	$5.3	$28.8
Operating lease additions (terminations)	$2.4	$1.3	$6.2	$(4.4)
Fixed assets included in accounts payable and accrued liabilities	$—	$0.2	$—	$0.2

Non-GAAP Reconciliations

Consolidated EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin Reconciliation, and Organic Adjusted EBITDA Reconciliation from Continuing Operations

(in millions)

Note: EBITDA, adjusted EBITDA, adjusted EBITDA margin, and organic adjusted EBITDA are non-GAAP measures. Margin is calculated as a percentage of revenues.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2025		2024		2025		2024
	Total	Margin	Total	Margin	Total	Margin	Total	Margin
Net income	$197.2	25.3%	$210.3	28.6%	$908.3	29.6%	$957.5	33.2%
Less: Income from discontinued operations, net of tax	—	—	6.8	0.9	—	—	6.8	0.2
Income from continuing operations	197.2	25.3	203.5	27.7	908.3	29.6	950.7	33.0
Depreciation and amortization of fixed assets	61.8	8.0	59.1	8.0	259.2	8.4	233.6	8.1
Amortization of intangible assets	17.1	2.2	17.3	2.3	67.5	2.2	72.3	2.5
Interest expense, net	56.9	7.3	34.5	4.7	170.9	5.6	124.6	4.3
Provision for income taxes	47.7	6.1	71.6	9.8	263.0	8.6	277.9	9.7
EBITDA	380.7	48.9	386.0	52.5	1,668.9	54.4	1,659.1	57.6
Acquisition-related earn-outs, net	6.8	0.9	1.1	0.2	7.3	0.2	1.1	0.1
Acquisition-related fees	12.3	1.6	—	—	16.2	0.5	—	—
Net loss (gain) on early extinguishment of debt	15.0	1.9	—	—	15.0	0.5	(3.6)	(0.1)
Leasehold impairment from office space reduction	2.3	0.3	—	—	2.3	0.1	—	—
Impairment of cost-based investments	—	—	0.7	0.1	—	—	1.7	0.1
Net gain upon settlement of investment in non-public companies	—	—	(2.3)	(0.3)	(2.1)	(0.1)	(100.6)	(3.5)
Nonoperational foreign currency loss on internal loan transaction	—	—	—	—	—	—	4.2	0.1
Litigation reserve, net of recovery	—	—	—	—	—	—	(4.7)	(0.2)
Leasehold impairment, net of lease modification gain	—	—	—	—	—	—	6.7	0.2
Loss directly related to dispositions from continuing operations	19.5	2.5	12.1	1.6	19.5	0.6	12.1	0.4
Adjusted EBITDA	436.6	56.1	397.6	54.1	1,727.1	56.2	1,576.0	54.7
Adjusted EBITDA from acquisitions and dispositions	(7.9)		(5.3)		(10.8)		(6.0)
Organic adjusted EBITDA	$428.7	56.8	$392.3	54.5	$1,716.3	56.4	$1,570.0	55.0

Results Summary, EBITDA and Adjusted EBITDA Reconciliation

(in millions)

Note: Organic revenues, EBITDA, adjusted EBITDA, and organic adjusted EBITDA are non-GAAP measures.

	Three Months Ended December 31,
	2025	2024
Revenues	$778.8	$735.6
Revenues from acquisitions and dispositions	(24.1)	(21.1)
Organic revenues	$754.7	$714.5

EBITDA	$380.7	$386.0
Acquisition-related earn-outs, net	6.8	1.1
Acquisition-related fees	12.3	—
Net loss on early extinguishment of debt	15.0	—
Leasehold impairment from office space reduction	2.3	—
Impairment of cost-based investment	—	0.7
Net gain upon settlement of investment in non-public companies	—	(2.3)
Loss directly related to dispositions from continuing operations	19.5	12.1
Adjusted EBITDA	436.6	397.6
Adjusted EBITDA from acquisitions and dispositions	(7.9)	(5.3)
Organic adjusted EBITDA	$428.7	$392.3

	Twelve Months Ended December 31,
	2025	2024
Revenues	$3,072.7	$2,881.7
Revenues from acquisitions and dispositions	(31.1)	(35.9)
Organic revenues	$3,041.6	$2,845.8

EBITDA	$1,668.9	$1,659.1
Acquisition-related earn-outs, net	7.3	1.1
Acquisition-related fees	16.2	—
Net loss (gain) on early extinguishment of debt	15.0	(3.6)
Leasehold impairment from office space reduction	2.3	—
Impairment of cost-based investments	—	1.7
Net gain upon settlement of investment in non-public companies	(2.1)	(100.6)
Nonoperational foreign currency loss on internal loan transaction	—	4.2
Litigation reserve, net of recovery	—	(4.7)
Leasehold impairment, net of lease modification gain	—	6.7
Loss directly related to dispositions from continuing operations	19.5	12.1
Adjusted EBITDA	1,727.1	1,576.0
Adjusted EBITDA from acquisitions and dispositions	(10.8)	(6.0)
Organic adjusted EBITDA	$1,716.3	$1,570.0

Consolidated Adjusted EBITDA Expense Reconciliation

(in millions)

Note: Adjusted EBITDA expenses are a non-GAAP measure.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Operating expenses	$465.2	$419.3	$1,728.8	$1,627.8
Less: Depreciation and amortization of fixed assets	(61.8)	(59.1)	(259.2)	(233.6)
Less: Amortization of intangible assets	(17.1)	(17.3)	(67.5)	(72.3)
Less: Net loss (gain) on early extinguishment of debt	15.0	-	15.0	(3.6)
Plus: Investment loss (income) and others, net	(3.2)	6.7	(13.3)	(95.7)
Less: Acquisition-related earn-outs, net	(6.8)	(1.1)	(7.3)	(1.1)
Less: Acquisition-related fees	(12.3)	—	(16.2)	—
Less: Net (loss) gain on early extinguishment of debtr	(15.0)	—	(15.0)	3.6
Less: Leasehold impairment from office space reduction	(2.3)	—	(2.3)
Less: Impairment of cost-based investments	—	(0.7)	—	(1.7)
Less: Nonoperational foreign currency loss on internal loan transaction	—	—	—	(4.2)
Plus: Litigation reserve, net of recovery	—	—	—	4.7
Plus: Net gain upon settlement of investment in non-public companies	—	2.3	2.1	100.6
Less: Leasehold impairment, net of lease modification gain	—	—	—	(6.7)
Less: Loss directly related to dispositions from continuing operations	(19.5)	(12.1)	(19.5)	(12.1)
Adjusted EBITDA expense	$342.2	$338.0	$1,345.6	$1,305.7

Diluted Adjusted EPS Reconciliation

(in millions, except per share amounts)

Note: Diluted adjusted EPS is a non-GAAP measure.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income	$197.2	$210.3	$908.3	$957.5
Less: Income from discontinued operations	0.0	(6.8)	0.0	(6.8)
Income from continuing operations	197.2	203.5	908.3	950.7
Plus: Amortization of intangibles	17.1	17.3	67.5	72.3
Less: Income tax effect on amortization of intangibles	(4.4)	(4.5)	(17.5)	(18.8)
Plus: Impairment of cost-based investments	—	0.7	—	1.7
Less: Income tax effect on impairment of cost-based investments	—	(0.2)	—	(0.4)
Plus: Acquisition-related earn-outs, net	6.8	1.1	7.3	1.1
Less: Income tax effect on acquisition-related earn-outs, net	(1.4)	—	(1.8)	—
Plus: Acquisition-related fees	12.3	—	16.2	—
Less: Income tax effect on acquisition-related fees	(3.1)	—	(4.1)	—
Less: Net loss (gain) on early extinguishment of debt	15.0	—	15.0	(3.6)
Plus: Income tax effect on net loss (gain) on early extinguishment of debt	(3.8)	—	(3.8)	0.9
Plus: Leasehold impairment from office space reduction	2.3	—	2.3	—
Less: Income tax effect on leasehold impairment from office space reduction	(0.6)	—	(0.6)	—
Plus: Nonoperational foreign currency loss on internal loan transaction	—	—	—	4.2
Less: Income tax effect on nonoperational foreign currency loss on internal loan transaction	—	—	—	(1.0)
Plus: Litigation reserve, net of recovery	—	—	—	(4.7)
Less: Income tax effect on litigation reserve	—	—	—	1.7
Less: Net gain upon settlement of investment in non-public companies	—	(2.3)	(2.1)	(100.6)
Plus: Income tax effect on net gain upon settlement of investment in non-public companies	—	0.6	0.4	29.1
Plus: Leasehold impairment, net of lease modification gain	—	—	—	6.7
Less: Income tax effect on leasehold impairment, net of lease modification gain	—	—	—	(1.7)
Plus: Loss directly related to dispositions from continuing operations	19.5	12.1	19.5	12.1
Less: Income tax effect on loss directly related to dispositions from continuing operations	(18.0)	(0.8)	(18.0)	(0.8)
Plus: Amortization of debt issuance costs related to special mandatory redemption	18.9	—	18.9	—
Less: Income tax effect on impairment of debt issuance cost	(4.7)	—	(4.7)	—
Adjusted net income	$253.1	$227.5	$1,002.8	$948.9

Diluted EPS attributable to Verisk from continuing operations	$1.42	$1.44	$6.48	$6.66
Diluted adjusted EPS	$1.82	$1.61	$7.16	$6.64

Weighted-average diluted shares outstanding	139.1	141.6	140.1	142.8

Free Cash Flow Reconciliation

(in millions)

Note: Free cash flow is a non-GAAP measure.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2025	2024	% Change	2025	2024	% Change
Net cash provided by operating activities	$343.3	$255.4	34.4%	$1,436.0	$1,144.0	25.5%
Capital expenditures	(67.2)	(55.4)	21.3	(244.1)	(223.9)	9.0
Free cash flow	$276.1	$200.0	38.0	$1,191.9	$920.1	29.5